                          [Clifford Chance Letterhead]

                        CONSENT OF CLIFFORD CHANCE US LLP

We hereby consent to the reference to our firm under the caption "Fund Counsel" in the Statement of Additional Information comprising a part of Post-Effective Amendment No. 23 to the Form N-1A Registration Statement of Morgan Stanley Equally-Weighted S&P 500 Fund, File No. 33-14629. We do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

/s/ Clifford Chance US LLP
New York, New York
October 25, 2006